Exhibit 99.1

Payoneer Reports First Quarter 2026 Financial Results

11% increase in revenue ex. interest and strong profitability

44% B2B volume growth reflects acceleration across every major region

Increases 2026 guidance

NEW YORK – May 7, 2026 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the global financial technology company powering business growth across borders, today reported financial results for its first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

($ in mm unless otherwise noted)	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026	YoY Change
Revenue ex. interest income	$188.6	$202.3	$211.4	$218.9	$210.1	11%
Interest income	58.0	58.3	59.5	55.8	51.5	(11)%
Revenue	$246.6	$260.6	$270.9	$274.7	$261.6	6%
Transaction costs as a % of revenue	16.0%	15.6%	15.7%	15.6%	13.5%	(250) bps
Net income	$20.6	$19.5	$14.1	$19.0	$19.6	(5)%
Adjusted EBITDA	65.4	66.4	71.3	68.5	69.4	6%
Adjusted EBITDA ex. interest income	7.5	8.1	11.7	12.8	17.9	140%

Operational Metrics
Volume ($bn)	$19.7	$20.7	$22.3	$24.8	$22.8	16%
Average Revenue Per User (ARPU)[1]	$ 439	$ 452	$ 471	$ 488	$ 513	17%
Revenue as a % of volume ("Take Rate")	125 bps	126 bps	121 bps	111 bps	115 bps	(10) bps
SMB customer take rate[2]	119 bps	120 bps	121 bps	113 bps	120 bps	1 bp

1.	Please refer to “Additional Information and Definitions” for a description of ARPU.
2.	SMB customer take rate represents revenue from SMBs who sell on marketplaces, B2B SMBs, and Checkout (previously known as Merchant Services), divided by the associated volume from each respective channel.

“In Q1 we delivered acceleration across major KPIs: revenue growth ex. interest accelerated to 11%, B2B volume growth more than doubled to 44%, and we delivered another quarter of significant core profitability expansion. We are driving broad-based momentum across our business, supported by differentiated assets that compound as we scale. We have infrastructure built on years of investment and innovation, network effects that strengthen as volumes grow, and platform depth that allows us to meet the needs of how our customers operate globally.

We're a profitable, scaled platform in a multi-trillion-dollar B2B market that's still in the early innings of digitization, and our strong Q1 results demonstrate we're capturing share. We are executing consistently, moving fast where we see opportunities, and building a business that's not just larger, but structurally more valuable, with deeper strategic advantages and stronger customer relationships."

John Caplan, Chief Executive Officer

First Quarter 2026 Business Highlights (unless otherwise noted)

●	Revenue excluding interest income grew 11% year-over-year, driven by 16% volume growth led by a significant acceleration in B2B.
●	SMB customer revenue of $189 million grew 12% year-over-year, reflecting:
o	SMBs that sell on marketplaces revenue of $115 million, up 4% year-over-year.
o	B2B SMBs revenue of $64 million, up 23% year-over-year.
o	Checkout revenue of $10 million, up 46% year-over-year.
●	B2B volume growth accelerated significantly to 44% year-over-year driven by strong growth in China, EMEA and APAC.
●	Strong enterprise payouts momentum continued with 28% year-over-year volume growth.
●	17% growth in ARPU, and 22% growth in ARPU excluding interest income, the seventh consecutive quarter of 20%+ growth in ARPU excluding interest income.
●	1bp of SMB customer take rate expansion driven by mix shift towards higher yield products and services and the impact of our fee and monetization initiatives.
●	$7.6 billion of customer funds (including both short-term and long-term funds) as of March 31, 2026. Customer funds growth of 15% year-over-year partially offset the impact of lower interest rates on year-over-year interest income.
●	Significant year-over-year increase in share repurchases, with $74 million in the first quarter at a weighted average price of $5.16, vs $17 million in Q1 2025.
●	Announced a strategic collaboration with FundPark, a fintech that provides financing solutions that help e-commerce businesses in Hong Kong accelerate their global business expansion.

2026 Outlook

“We begin 2026 with strong momentum. Revenue ex. interest is accelerating, robust growth in our B2B franchise is driving SMB take rate expansion, execution against our upmarket strategy is gaining traction and contributed to a seventh consecutive quarter of 20%+ growth in ARPU ex. interest, and core business profitability increased substantially. We’re unlocking significant operating leverage while making meaningful investments, including in stablecoin and agentic AI, that we believe will support our durable, profitable growth.

We are increasing our full year 2026 guidance, reflecting $900-$940 million in revenue ex. interest and $200 million in interest income. We expect adjusted EBITDA1 of $285-$295 million. Our business fundamentals are strong, our strategic initiatives are working, and we're well-positioned to capitalize on the significant opportunity ahead of us."

Bea Ordonez, Chief Financial Officer

2026 guidance is as follows:

Revenue	$1,100 million - $1,140 million
Transaction costs	~15.0% of revenue
Adjusted EBITDA[1]	$285 million to $295 million

1.	The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2026 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, including income taxes and other financial (income) expense, net. Such unavailable information could have a significant impact on the Company’s GAAP financial results. Please refer to “Financial Information; Non-GAAP Financial Measures” below for a description of the calculation of adjusted EBITDA.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, May 7, 2026. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial platform for cross-border business and global payments. Payoneer empowers millions of businesses with the financial tools and services they need to grow and transact globally with confidence. We make it easier for SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid across borders, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future revenue, transaction costs and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as Israel’s and the United States’ conflicts in the Middle East, and other economic, business and/or competitive factors, such as changes in global trade policies (including the imposition of tariffs); (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2025 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses certain non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following items:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, loss (gain) from change in fair value of warrants and warrant repurchase/redemption, other financial expense (income), net, income taxes, and depreciation and amortization.

Adjusted EBITDA ex. Interest: represents Adjusted EBITDA excluding interest income.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

Additional Information and Definitions

In this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. Note: orchestration transactions ceased in 2024 and were related to our 2020 acquisition of optile GmbH.

We also reference ARPU (Average Revenue Per User), which is defined as the Revenue from Active Customers divided by the number of Active Customers over the period in which the Revenue was earned. Active Customers for these purposes are defined as Payoneer accountholders with at least 1 financial transaction over the period. Revenue from Active Customers represents revenue attributed to Active Customers based on their use of the Payoneer platform, including interest income earned from their balances, and excluding revenues unrelated to their activities.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Angela Sullivan

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended March 31,
	2026	2025

Revenues	$261,595	$246,617

Transaction costs	35,202	39,349
Other operating expenses	40,011	41,658
Research and development expenses	43,326	37,271
Sales and marketing expenses	58,112	54,726
General and administrative expenses	36,007	29,904
Depreciation and amortization	18,916	14,390
Total operating expenses	231,574	217,298

Operating income	30,021	29,319

Financial expense:
Other financial expense, net	812	1,550
Financial expense, net	812	1,550

Income before income taxes	29,209	27,769

Income taxes	9,641	7,192

Net income	$19,568	$20,577

Other comprehensive income (loss)
Unrealized gain (loss) on available-for-sale debt securities, net	(8,351)	7,239
Tax benefit (expense) on unrealized gain (loss) on available-for-sale debt securities, net	1,902	(1,605)
Unrealized loss on cash flow hedges, net	(2,284)	(1,787)
Tax benefit on unrealized loss on cash flow hedges, net	446	327
Unrealized gain on interest rate floor, net	2,154	6,021
Tax expense on unrealized gain on interest rate floor, net	(613)	(1,276)
Foreign currency translation adjustments	(111)	(169)
Other comprehensive income (loss)	(6,857)	8,750

Comprehensive income	$12,711	$29,327

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.06	$0.06
— Diluted earnings per share	$0.06	$0.05

Weighted average common shares outstanding — Basic	345,342,308	362,979,571
Weighted average common shares outstanding — Diluted	350,470,788	382,215,129

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	(Unaudited)
	Three months ended
	March 31,
	2026	2025
Revenue recognized at a point in time	$206,899	$185,333
Revenue recognized over time	1,152	930
Revenue from contracts with customers	$208,051	$186,263
Interest income on customer balances	$51,537	$57,972
Capital advance income	2,007	2,382
Revenue from other sources	$53,544	$60,354
Total revenues	$261,595	$246,617

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

	(Unaudited)
	Three months ended
	March 31,
	2026	2025
Primary regional markets
Greater China(1)	$86,616	$84,896
Europe, Middle East, and Africa(2)	64,751	58,893
Asia-Pacific(2)	58,185	51,260
Latin America(2)	26,047	27,873
North America(3)	25,996	23,695
Total revenues	$261,595	$246,617

1.	Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan.
2.	No single country included in any of these regions generated more than 10% of total revenue.
3.	The United States is the Company’s country of domicile. Of North America revenues, the U.S. represents $25,123 and $22,624 during the three months ended March 31, 2026 and 2025

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	March 31,
	2026	2025
Net income	$19,568	$20,577
Depreciation and amortization	18,916	14,390
Income taxes	9,641	7,192
Other financial expense, net	812	1,550
EBITDA	48,937	43,709
Stock based compensation expenses(1)	18,524	18,755
M&A related expenses(2)	478	337
Restructuring charges(3)	1,509	2,630
Adjusted EBITDA	$69,448	$65,431

	Three months ended,
	Mar. 31, 2025	June 30, 2025	Sept. 30, 2025	Dec. 31, 2025	Mar. 31, 2026
Net income	$20,577	$19,480	$14,123	$19,012	$19,568
Depreciation and amortization	14,390	15,553	16,140	19,542	18,916
Income taxes	7,192	10,370	16,388	8,446	9,641
Other financial expense, net	1,550	227	5,836	1,466	812
EBITDA	43,709	45,630	52,487	48,466	48,937
Stock based compensation expenses(1)	18,755	20,059	17,799	16,491	18,524
M&A related expenses(2)	337	736	981	1,339	478
Restructuring charges(3)	2,630	—	—	2,243	1,509
Adjusted EBITDA	$65,431	$66,425	$71,267	$68,539	$69,448

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Amounts relate to M&A-related third-party fees, including related legal, consulting and other expenditures. For the three months ended March 31, 2026, $0.5 million of these expenses related to the acquisition of Boundless and the non-recurring fair value adjustment of the Skuad contingent consideration liability discussed in Note 3 to our condensed consolidated financial statements included elsewhere within this Quarterly Report on Form 10-Q. Amounts for the three months ended March 31, 2025 include $0.3 million in non-recurring fair value adjustment of the Skuad contingent consideration liability discussed in Note 3 to our condensed consolidated financial statements included elsewhere within this Quarterly Report on Form 10-Q.
(3)	Represents non-recurring costs related to severance and other employee termination benefits.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended March 31,
	2026	2025
Numerator:
Net income	$19,568	$20,577
Denominator:
Weighted average common shares outstanding —
Basic	345,342,308	362,979,571
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	5,128,480	18,362,026
Dilutive impact of private Warrants	—	873,532
Weighted average common shares — diluted	350,470,788	382,215,129
Net income per share attributable to common stockholders — Basic earnings per share	$0.06	$0.06
Diluted earnings per share	$0.06	$0.05

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$339,365	$415,537
Restricted cash	4,851	6,090
Customer funds	7,245,415	7,544,541
Accounts receivable (net of allowance of $843 and $501 at March 31, 2026 and December 31, 2025, respectively)	12,634	10,412
Capital advance receivables (net of allowance of $3,676 at March 31, 2026 and $3,953 at December 31, 2025)	37,234	43,665
Other current assets	83,969	90,671
Total current assets	7,723,468	8,110,916
Non-current assets:
Property, equipment and software, net	39,739	32,437
Goodwill	86,188	77,785
Intangible assets, net	214,443	208,053
Customer funds	350,000	350,000
Restricted cash	23,561	23,604
Deferred tax assets, net	60,261	56,898
Severance pay fund	867	856
Operating lease right-of-use assets	63,750	62,257
Other assets	35,729	33,783
Total assets	$8,598,006	$8,956,589
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$41,811	$44,611
Outstanding operating balances	7,595,415	7,894,541
Other payables	124,637	144,568
Total current liabilities	7,761,863	8,083,720
Non-current liabilities:
Deferred tax liabilities, net	25,455	25,051
Other long-term liabilities	151,613	143,391
Total liabilities	7,938,931	8,252,162
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at March 31, 2026 and December 31, 2025.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 415,278,698 and 411,826,086 shares issued and 337,813,340 and 348,704,315 shares outstanding at March 31, 2026 and December 31, 2025, respectively.	4,153	4,118
Treasury stock at cost, 77,465,358 and 63,121,771 shares as of March 31, 2026 and December 31, 2025, respectively.	(443,483)	(368,867)
Additional paid-in capital	912,812	896,294
Accumulated other comprehensive loss	(13,134)	(6,277)
Retained earnings	198,727	179,159
Total shareholders’ equity	659,075	704,427
Total liabilities and shareholders’ equity	$8,598,006	$8,956,589

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	March 31,
	2026	2025
Cash Flows from Operating Activities
Net income	$19,568	$20,577
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,916	14,390
Deferred taxes	(1,108)	(2,279)
Stock-based compensation expenses	18,524	18,755
Interest on certificate of deposits	(5,718)	(6,725)
Interest and amortization of premium/discount on investments	401	(2,685)
Net realized (gains) losses on derivative instruments	(94)	117
Foreign currency re-measurement (gain) loss	684	(1,811)
Changes in operating assets and liabilities:
Other current assets	6,802	17,165
Trade payables	(6,750)	(2,883)
Deferred revenue	1,900	358
Accounts receivable, net	(2,187)	2,555
Capital advance extended to customers	(64,160)	(84,078)
Capital advance collected from customers	70,591	95,232
Other payables	(15,154)	(17,108)
Other long-term liabilities	6,603	(781)
Operating lease right-of-use assets	3,139	2,121
Other assets	(126)	796
Net cash provided by operating activities	51,831	53,716

Cash Flows from Investing Activities
Purchase of property, equipment and software	(10,148)	(4,726)
Capitalization of internal use software	(18,619)	(16,067)
Severance pay fund distributions, net	(11)	17
Customer funds in transit, net	(22,319)	(19,742)
Purchases of investments in available-for-sale debt securities	(80,375)	(71,968)
Maturities of investments in available-for-sale debt securities	75,000	64,500
Settlement of cash flow hedges	2,061	—
Cash paid in connection with acquisition, net of cash acquired	(6,479)	—
Net cash used in investing activities	(60,890)	(47,986)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock-based compensation plan, net of taxes paid related to settlement of equity awards and proceeds from employee equity transactions to be remitted to employees	(2,543)	(4,400)
Outstanding operating balances, net	(301,781)	(385,763)
Receipts of collateral on interest rate derivatives	32,860	25,610
Payments of collateral on interest rate derivatives	(32,680)	(20,140)
Consideration related to previous acquisitions	(6,519)	—
Common stock repurchased	(74,991)	(17,753)
Net cash used in financing activities	(385,654)	(402,446)

Effect of exchange rate changes on cash and cash equivalents	(808)	1,878

Net change in cash, cash equivalents, restricted cash and customer funds	(395,521)	(394,838)
Cash, cash equivalents, restricted cash and customer funds at beginning of period	6,416,707	5,658,210
Cash, cash equivalents, restricted cash and customer funds at end of period	$6,021,186	$5,263,372
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$1,485	$—
Internal use software capitalized but not paid	$6,694	$4,959
Common stock repurchased but not paid	$1,942	$—
Right of use assets obtained in exchange for new operating lease liabilities	$2,330	$2,724